Exhibit 10.1

NOTE PURCHASE AGREEMENT

By and Among

YogaWorks, Inc.

and

The Lenders

as defined herein

Dated as of September 26, 2019

TABLE OF CONTENTS

Page

SECTION I - PURCHASE AND SALE OF NOTES1

1.1.	Purchase and Sale of Notes1
1.2.	Closing1
1.3.	Use of Proceeds1

SECTION II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY1

2.1.	Organization and Corporate Power1
2.2.	Authorization and Non‑Contravention2
2.3.	No Brokers or Finders2

SECTION III - REPRESENTATIONS AND WARRANTIES OF THE LENDERS2

3.1.	Authorization2
3.2.	Purchase Entirely for Own Account3
3.3.	Accredited Lender3
3.4.	Restricted Securities3
3.5.	Authority and Non-Contravention3

SECTION IV - COMPANY CLOSING DELIVERIES3

4.1.	Delivery of Documents3
4.2.	Approvals and Consents4

SECTION V - LENDER CLOSING DELIVERIES4

5.1.	Payment of Purchase Price4

SECTION VI - COVENANTS OF THE COMPANY4

6.1.	Corporate Existence4
6.2.	Properties, Business Insurance5
6.3.	Appraisals5
6.4.	Inspection, Consultation and Advice5
6.5.	Restrictive Agreements Prohibited5
6.6.	Compliance with Laws and Taxes5
6.7.	Liens6
6.8.	Expenses7
6.9.	Indemnification7
6.10.	Right of Refusal8
6.11.	Term8

SECTION VII - MISCELLANEOUS9

7.1.	Survival of Representations and Warranties9
7.2.	Entire Agreement9
7.3.	Amendments Waivers and Consents9
7.4.	Notices and Demands9
7.5.	Severability10
7.6.	Expenses10

i

7.7.	Counterparts10
7.8.	Effect of Headings; Construction10
7.9.	Governing Law10

EXHIBITS

AForm of Convertible Promissory Note

Schedule AList of Lenders
Schedule BWire Transfer Instructions

ii

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (this “Agreement”) is made as of September 26, 2019, by and among YogaWorks, Inc., a Delaware corporation (the “Company”), and the Lenders listed on Schedule A hereto (the “Lenders”).

WHEREAS, the Company has agreed to sell, and the Lenders have agreed to purchase, an aggregate principal amount of $5,000,000 of the Company’s Convertible Promissory Notes (the “Notes”) in the form attached hereto as Exhibit A for an aggregate purchase price of $5,000,000 in accordance with the terms and provisions hereof.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

SECTION I - PURCHASE AND SALE OF NOTES

1.1.Purchase and Sale of Notes

. Subject to the terms and conditions of this Agreement and in reliance on the representations, warranties and covenants herein set forth, the Company shall issue and sell to each of the Lenders, and each Lender severally agrees to purchase from the Company, the respective principal amount of Notes set forth opposite the name of such Lender on Schedule A hereto representing an aggregate principal amount of $5,000,000.

1.2.Closing

. The purchase of the Notes as set forth on Schedule A shall be made at a closing (the “Closing”) to be held on the date hereof.  At the Closing, the Company will deliver to each Lender Notes in the principal amount set forth opposite the name of such Lender on Schedule A against payment of the purchase price by each Lender relating thereto as set forth on Schedule A to the Company by wire transfer payable in immediately available funds in accordance with the wire transfer instructions set forth on Schedule B.  The Company and the Lender shall also make the deliveries specified in Sections 4.1 and 4.2, respectively, at the Closing.

1.3.Use of Proceeds

. The Company shall use the proceeds received upon the sale of the Notes for lease restructuring costs (including lease exits), general corporate restructuring costs and other general corporate purposes.

SECTION II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Lenders to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby makes to the Lenders the following representations and warranties.

2.1.Organization and Corporate Power

.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to own its properties, to carry on its business as presently conducted, to enter into and perform this Agreement, the Notes and the agreements, documents and instruments contemplated hereby (together, the “Transaction Documents”) to which it is a party and to carry out the transactions contemplated hereby and thereby.  The Company is duly licensed or qualified to do business as a foreign corporation in each jurisdiction wherein the character of its property, or the nature of the activities presently conducted by it, makes such qualification necessary, except where the failure to be so licensed or qualified would not have, or be reasonably likely to have, a material adverse effect on the assets, liabilities, condition (financial or other), business, results of operations or prospects of the Company (a “Material Adverse Effect”). The Company is not in material violation of any term or provision of its Certificate of Incorporation (the “Certificate”) or by-laws (the “By-laws”), each as in effect as of this date.

2.2.Authorization and Non‑Contravention

.  The Transaction Documents are valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors’ rights generally and equitable principles.  The execution, delivery and performance of the Transaction Documents, and the sale and delivery of the Notes in accordance with this Agreement have been duly authorized by all necessary corporate or other action of the Company and its stockholders.  The execution, delivery and performance of the Transaction Documents, including, without limitation, the sale and delivery of the Notes in accordance with this Agreement, and the performance of any transactions contemplated by the Transaction Documents will not (i) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any contract or obligation to which the Company is a party or by which it or its assets are bound, or any provision of the Certificate or By‑Laws, or cause the creation of any lien or encumbrance upon any of the assets of the Company, except for those which would not have, or be reasonably likely to have, a Material Adverse Effect; (ii) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to the Company, except for those which would not have, or be reasonably likely to have, a Material Adverse Effect; (iii) require from the Company any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party other than pursuant to federal or state securities or blue sky laws; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which the Company is a party or by which it is bound.

2.3.No Brokers or Finders

.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company or its stockholders or its affiliates.

SECTION III - REPRESENTATIONS AND WARRANTIES OF THE LENDERS

Each Lender hereby represents, warrants and covenants on behalf of itself only that:

3.1.Authorization

.  Such Lender has full power and authority to enter into each of the Transaction Documents, and each such agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

3.2.Purchase Entirely for Own Account

.  The Notes to be received by such Lender will be acquired for investment for such Lender’s own account (or the account of their respective affiliates), not as a nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of any applicable law, and that Lender has no present intention of selling, granting any participation in or otherwise distributing the same to any other person.  Such Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Notes.

3.3.Accredited Lender

.  Such Lender is an “accredited investor”, as defined in SEC Rule 501 of Regulation D of the Securities Act, as presently in effect.

3.4.Restricted Securities

.  Such Lender understands that the Notes it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Notes may not be resold without registration under the Act, except in certain limited circumstances.

3.5.Authority and Non-Contravention

.  The Transaction Documents to which it is a party are valid and binding obligations of such Lender, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, which affect enforcement of creditors’ rights generally.  The execution, delivery and performance of the Transaction Documents to which it is a party have been duly authorized by all necessary corporate or other action of such Lender.  The execution, delivery and performance of this Agreement and the performance of any transactions contemplated by the Transaction Documents will not (i) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under any material contract or obligation to which such Lender is a party or by which their or its assets are bound, or any provision of such Lenders’ organizational documents, or cause the creation of any encumbrance upon any of the material assets of such Lenders; (ii) violate, conflict with or result in a default (whether after the giving of notice, lapse of time or both) under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by any court or other governmental agency applicable to such Lender; (iii) require from such Lender any notice to, declaration or filing with, or consent or approval of any governmental authority or other third party other than pursuant to federal or state securities or blue sky laws; or (iv) accelerate any obligation under, or give rise to a right of termination of, any agreement, permit, license or authorization to which such Lender is a party or by which it is bound.

SECTION IV - COMPANY CLOSING DELIVERIES

At the Closing, the Company shall deliver to the Lenders the documents provided in this Section IV.

4.1.Delivery of Documents

. The Company shall have executed and/or delivered to the Lenders (or shall have caused to be executed and delivered to the Lenders by the appropriate persons) the following:

(a)the Notes to be delivered at the Closing;

(b)copies of resolutions of the Board of Directors and, as applicable, the stockholders of the Company authorizing the execution and delivery of the Transaction Documents and the issuance of the Notes, as certified by the Company’s Secretary;

(c)certificates issued by the Secretary of State of the State of Delaware and such states in which the Company is qualified as a foreign corporation, certifying that the Company is in good standing in their respective states; and

(d)such other supporting documents and certificates as the Lenders may reasonably request.

4.2.Approvals and Consents

. The Company shall provide to the Lenders copies of all required authorizations, waivers, consents and permits from governmental authorities, regulatory agencies and other entities to permit the consummation of the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the Lenders, from all third parties.

SECTION V - LENDER CLOSING DELIVERIES

At the Closing, the Lenders shall deliver to the Company the items provided in this Section V.

5.1.Payment of Purchase Price

.  The Lenders shall have paid the purchase price for the Notes to be issued at the Closing as set forth on Schedule A by wire transfer payable in immediately available funds in accordance with the wire transfer instructions set forth on Schedule B.

SECTION VI - COVENANTS OF THE COMPANY

The Company covenants and agrees with each of the Lenders that:

6.1.Corporate Existence

.  The Company shall and shall cause each of its subsidiaries, if any, to:

(a)carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as contemplated as of the date hereof;

(b)do all things necessary to (x) remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and (y) maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted;

(c)keep reasonably adequate books and records with respect to its business activities in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with its last audited financial statements; and

(d)except for any of its assets leased to customers in the ordinary course of business, at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices.

6.2.Properties, Business Insurance

.  The Company shall obtain and maintain and cause each of its subsidiaries, if any, to maintain as to their respective properties and business insurance against such casualties and contingencies and of such types and in such amounts as is customary for companies similarly situated.

6.3.Appraisals

.  Whenever a Default or Event of Default exists under the Notes, and at such other times as an Lender reasonably requests, the Company shall, at its sole expense, provide the Lenders with appraisals or updates thereof of their assets from an appraiser selected and engaged by such Lender, and prepared on a basis satisfactory to such Lender, such appraisals and updates to include, without limitation, information required by applicable law and regulations and by the internal policies of the Lenders.

6.4.Inspection, Consultation and Advice

.  The Company shall permit and cause each of its subsidiaries, if any, to permit each Lender and such persons as each Lender may designate, at such Lender’s expense, to visit and inspect any of the properties of the Company and its subsidiaries, examine their books and take copies and extracts therefrom, discuss the affairs, finances and accounts of the Company and its subsidiaries with their officers, employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Lender and such designees such affairs, finances and accounts), and consult with and advise the management of the Company and its subsidiaries as to their affairs, finances and accounts, all at reasonable times and upon reasonable notice during normal business hours and provided that such Lender or designee has executed a confidentiality agreement in substance and form reasonably acceptable to the Company.

6.5.Restrictive Agreements Prohibited

.  Neither the Company nor any of its subsidiaries shall become a party to any agreement which by its terms expressly restricts the Company’s performance of any of the Transaction Documents or that prohibits, restricts or imposes any condition upon (a) its ability to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any of the Company’s subsidiaries to pay dividends or other distributions with respect to any shares of its capital stock or other equity interests or to make or repay loans or advances to the Company or to guarantee indebtedness of the Company.

6.6.Compliance with Laws and Taxes

.  The Company shall comply, and cause each subsidiary to comply, with all applicable laws, rules, regulations and orders, noncompliance with which could materially adversely affect its business or condition, financial or otherwise.  The Company will timely file complete (subject to usual extension rights) and correct U.S. federal and applicable foreign, state and local tax returns required by law and pay when due (subject to usual extension rights) all taxes, assessments and governmental charges and levies upon it or its income, profits, or property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

6.7.Liens

.  For so long as the Notes remain outstanding, the Company will not create, incur, or suffer to exist any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement) (a “Lien”) in, of, or on its property or the property of its subsidiaries, if any, except the following (collectively, “Permitted Liens”):

(a)Liens for taxes, fees, assessments, or other governmental charges or levies on the property of the Company or its subsidiaries if such taxes (1) shall not at the time be delinquent or (2) do not secure obligations in excess of $100,000, are being contested in good faith and by appropriate proceedings diligently pursued, adequate reserves in accordance with GAAP have been set aside on the books of such credit party, and a stay of enforcement of such Lien is in effect;

(b)Liens imposed by law, such as carrier’s, warehousemen’s, and mechanic’s Liens and other similar Liens arising in the ordinary course of business which secure payment of obligations not more than ten days past due or which are being contested in good faith by appropriate proceedings diligently pursued and for which adequate reserves shall have been set aside on the Company or its subsidiaries’ books;

(c)statutory Liens in favor of landlords of real property leased by the Company or its subsidiaries; provided that, such entity is current with respect to payment of all rent and other amounts due to such landlord under any lease of such real property;

(d)Liens arising out of pledges or deposits under worker’s compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation or to secure the performance of bids, tenders, or contracts (other than for the repayment of indebtedness) or to secure indemnity, performance, or other similar bonds for the performance of bids, tenders, or contracts (other than for the repayment of indebtedness) or to secure statutory obligations (other than liens arising under ERISA or environmental laws) or surety or appeal bonds, or to secure indemnity, performance, or other similar bonds;

(e)utility easements, building restrictions, and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of such real property or interfere with the use thereof in the business of the Company or its subsidiaries; or

(f)purchase money liens for acquisitions in the ordinary course of business.

If Liens other than Permitted Liens exist, the Company and its subsidiaries immediately shall take, execute and deliver all actions, documents and instruments as are reasonably necessary to release and terminate such Liens.

6.8.Expenses

.  The Company agrees to pay and hold the Lenders harmless against liability for payment of all reasonable out-of-pocket costs and expenses incurred by them in connection with their ongoing investment in the Company, including, without limitation, the fees and disbursements of counsel and other professionals in connection with any modification, waiver, consent or amendment requested in connection with any Transaction Document.  In addition, the Company agrees to pay any and all stamp, transfer, and other similar taxes, if any, payable or determined to be payable in connection with the execution and delivery of the Transaction Documents.

6.9.Indemnification

(a)Without limitation of any other provision of this Agreement or any agreement executed in connection herewith, the Company agrees to defend, indemnify and hold each Lender, its respective affiliates and direct and indirect partners (including partners of partners and stockholders and members of partners), members, stockholders, directors, officers, employees and agents and each person who controls any of them within the meaning of Section 15 of the Securities Act, or Section 20 of the Exchange Act (collectively, the  “Lender Indemnified Parties” and, individually, an “Lender Indemnified Party”) harmless from and against any and all damages, liabilities, losses, Taxes, fines, penalties, reasonable costs and expenses (including, without limitation, reasonable fees of a single counsel representing the Lender Indemnified Parties), as the same are incurred, of any kind or nature whatsoever (whether or not arising out of third‑party claims and including all amounts paid in investigation, defense or settlement of the foregoing) which may be sustained or suffered by any such Lender Indemnified Party (“Losses”), based upon, arising out of, or by reason of (i) any breach of any representation or warranty made by the Company in this Agreement or any other Transaction Document, (ii) any breach of any covenant or agreement made by the Company in this Agreement, in any other Transaction Document or in any other agreement executed in connection herewith or therewith, or (iii) any third party or governmental claims relating in any way to such Lender Indemnified Party’s status as a security holder, creditor, director, agent, representative or controlling person of the Company or otherwise relating to such Lender Indemnified Party’s involvement with the Company (including, without limitation, any and all Losses under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto), including, without limitation, in connection with any third party or governmental action or claim relating to any action taken or omitted to be taken or alleged to have been taken or omitted to have been taken by any Lender Indemnified Party as security holder, director, agent, representative or controlling person of the Company or otherwise, alleging so‑called control person liability or securities law liability; provided, however, that the Company will not be liable to the extent that such Losses arise from and are based on (A) an untrue statement or omission or alleged untrue statement or omission in a registration statement or prospectus which is made in reliance on and in conformity with written information furnished to the Company by or on behalf of such Lender Indemnified Party, or (B) conduct by an Lender Indemnified Party which constitutes fraud or willful misconduct, gross negligence or breach of a duty owed by such Lender.

(b)If the indemnification provided for in Section 6.9(a) above for any reason is held by a court of competent jurisdiction to be unavailable to an Lender Indemnified Party in respect of any Losses referred to therein, then the Company, in lieu of indemnifying such Lender Indemnified Party thereunder, shall contribute to the amount paid or payable by such Lender Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Lenders, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Lenders in connection with the action or inaction which resulted in such Losses, as well as any other relevant equitable considerations.  The relative fault of the Company and the Lenders shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Lenders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(c)Each of the Company and the Lenders agrees that it would not be just and equitable if contribution pursuant to Section 6.9(b) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph.

6.10.Right of Refusal.

(a)The Company shall provide each Lender with prior written notice of any bona fide, third party debt financing (a “Debt Financing”) to the Company, which notice shall include the proposed material terms and conditions of such Debt Financing (the “Debt Financing Notice”).  The Debt Financing Notice shall be accompanied by a true copy of the proposed third party debt financing (which shall identify the proposed lender(s) and all relevant information in connection therewith).  The Company’s Debt Financing Notice shall constitute an irrevocable offer to enter into a Debt Financing with the Lenders, on the basis described below, on the same such terms and conditions.  Each Lender will have the first opportunity, ratably based on their respective Pro Rata Share (defined below), to elect to provide or arrange such Debt Financing, on the terms set forth in the Debt Financing Notice by delivering written notice to the Company within thirty (30) days after receipt of such Debt Financing Notice (and if any Lender fails to respond to such Debt Financing Notice within such 30-day period, such Lender will be deemed to have elected to not provide or arrange such Debt Financing to the Company).  “Pro Rata Share” means, with respect to each Lender at any time a fraction, the numerator of which is the aggregate principal amount of Notes held by such Lender and the denominator of which is the aggregate principal amount of the Notes outstanding.

(b)In the event that the Lenders do not elect to exercise their rights under this Section 6.10 with respect to the Debt Financing within such thirty (30) day period referred to in Section 6.10(a), the Company may enter into the Debt Financing with such third party on the terms and conditions set forth in the Debt Financing Notice.  Promptly after such Debt Financing, the Company shall notify the Lenders of the consummation thereof and shall furnish such evidence of the completion and time of completion of such Debt Financing and of the terms thereof as may reasonably be requested by the Lenders.  If such third party Debt Financing is not consummated in accordance with the terms of the Debt Financing Notice on or before sixty (60) calendar days after the rejection or deemed rejection of the Debt Financing Notice by the Lenders, then the Company must against comply with the provisions of Section 6.10(a) before it may enter into a Debt Financing with any third party.

6.11.Term

.  Except as provided below, the covenants set forth in this Section VI shall terminate when the Lenders no longer own any of the Notes.  Notwithstanding the foregoing, the covenant set forth in Section 6.9 hereof shall continue for so long as any Lender holds any Notes or until the expiration of the applicable statute of limitations, if later.

SECTION VII - MISCELLANEOUS

7.1.Survival of Representations and Warranties

.  The representations, warranties, covenants and agreements made herein or in any certificates or documents executed in connection herewith shall survive the execution and delivery hereof and the Closing contemplated hereby and shall bind the successors and assigns of the relevant party, whether so expressed or not, and all such covenants, agreements, representations and warranties shall inure to the benefit of the successors and assigns of the parties hereto and to transferees of the Notes, whether so expressed or not.

7.2.Entire Agreement

.  The Transaction Documents constitute the full and entire understanding and agreement among the parties hereto with respect to the subject matters hereof and thereof, and any and all other written or oral agreements existing prior to or contemporaneously herewith are expressly superseded and canceled.

7.3.Amendments Waivers and Consents

.  For the purposes of this Agreement and all agreements, documents and instruments executed pursuant hereto, except as otherwise specifically set forth herein or therein, no course of dealing between the Company on the one hand and any Lender on the other and no delay on the part of any party hereto in exercising any rights hereunder or thereunder shall operate as a waiver of the rights hereof and thereof.  Any term or provision hereof may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of a two-thirds interest of the Notes.  Any term or provision of the Notes may be amended, terminated or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Company and the holders of a majority interest of the Notes.  Any amendment or waiver effected in accordance with this Section 7.3 shall be binding upon each holder of Notes purchased under this Agreement at the time outstanding, each future holder of all such Notes and the Company.

7.4.Notices and Demands

.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if sent by electronic mail, delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

To the Company:	YogaWorks, Inc.
5780 Uplander Way
Culver City, CA 90230
Attn: Vance Chang
Email: vancec@yogaworks.com

With a copy to:	Latham & Watkins LLP 10250 Constellation Blvd., Suite 1100 Los Angeles, CA 90067 Attn: Steven Stokdyk
Email: Steven.Stokdyk@lw.com

To the Lenders:	Great Hill Partners LLC
200 Clarendon St., 29th Floor Boston, Massachusetts 02116 Attention: Peter Garran
Email: pgarran@greathillpartners.com

With a copy to:	Sidley Austin LLP 60 State Street, 36th Floor Boston, MA 02109 Attn: Alexander Temel & William Schwab
Email: atemel@sidley.com; wschwab@sidley.com

or to such other address or electronic mail address of which any party may notify the other parties as provided above.  Notices shall be effective as of the date of such delivery, mailing or electronic mailing.

7.5.Severability

.  Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

7.6.Expenses

.  The Company agrees to pay all reasonable fees and disbursements of counsel to the Lenders in connection with the negotiation, preparation and consummation of the Transaction Documents.

7.7.Counterparts

.  This Agreement and any Exhibit or Schedule hereto may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument.  One or more counterparts of this Agreement or any Exhibit or Schedule hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

7.8.Effect of Headings; Construction

.  The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision thereof or hereof.  The parties have participated jointly in the negotiation and drafting of the Transaction Documents with counsel sophisticated in investment transactions.  In the event an ambiguity or question of intent or interpretation arises, this Agreement and the agreements, documents and instruments executed and delivered in connection herewith shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement and the agreements, documents and instruments executed and delivered in connection herewith.

7.9.Governing Law

.  This Agreement shall be deemed a contract made under the laws of the State of Delaware and all disputes, claims or controversies arising out of this Agreement, or the negotiation, validity or performance hereof or the transactions contemplated herein, shall be construed under and governed by the laws of such state, without giving effect to its conflict of laws principles.

[SIGNATURE PAGES FOLLOW NEXT]

IN WITNESS WHEREOF, the undersigned have executed this Note Purchase Agreement as of the day and year first above written.

COMPANY:

YOGAWORKS, INC.

By:  /s/ Rosanna McCollough
Name:  Rosanna McCollough
Title:  CEO

[Signature Page to Note Purchase Agreement]

LENDERS:

GREAT HILL EQUITY PARTNERS V, L.P.

By:  Great Hill Partners GP V, LP

its General Partner

By:  /s/ Michael Kumin

Name:  Michael Kumin

Title:  A Manager

Address:

Great Hill Partners LLC

200 Clarendon St., 29th Floor
Boston, Massachusetts 02116

GREAT HILL INVESTORS, LLC

By:  /s/ Michael Kumin

Name:  Michael Kumin

Title:  A Manager

Address:

Great Hill Partners LLC

200 Clarendon St., 29th Floor
Boston, Massachusetts 02116

[Signature Page to Note Purchase Agreement]

Schedule A

Name of Lender	Aggregate Principal Amount of Notes
Great Hill Equity Partners V, L.P.	$4,983,360
Great Hill Investors, LLC	$16,640

Schedule B

Wire Transfer Instructions

Exhibit A

Form of Note